Exhibit 99.1

PRESS RELEASE

SEACOR MARINE ANNOUNCES AGREEMENT TO SELL

NORTH SEA STANDBY SAFETY BUSINESS

Houston, Texas

November 1, 2019

FOR IMMEDIATE RELEASE - SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, today announced that a wholly-owned subsidiary of the Company entered into a definitive sale and purchase agreement (“SPA”) to sell its North Sea standby safety business (the “ERRV Business”) to North Star Holdco Limited (“North Star”), upon the terms and subject to the conditions set forth in the SPA (the “Sale”). As consideration for the Sale, at the closing of the transaction, North Star will pay SEACOR Marine an aggregate purchase price equal to approximately £19.5 million (equivalent to approximately US$25.1 million based on the USD to GBP closing exchange rate on October 31, 2019), subject to adjustment for continued intercompany services provided and interest calculated from July 31, 2019. Additional consideration of up to £4 million (equivalent to approximately US$5.2 million based on the same exchange rate) may be payable to SEACOR Marine based on revenue targets being achieved in 2020 and 2021. Subject to the satisfaction of the conditions to closing, the transaction is expected to close in early December 2019.

John Gellert, SEACOR Marine’s Chief Executive Officer, commented “I am pleased to announce this important transaction for the Company. This continues our strategy of reducing costs, optimizing regional footprint, and focusing our resources on core assets, regions and services with the highest potential for improved margins. The proceeds from the transaction will help us realize our goal of achieving profitability independent of a full market recovery in oil and gas services.

We entered the ERRV Business in 2001 and it has been a positive contributor to our fleet mix and performance ever since. I thank all the employees working in the ERRV Business for their dedication and commitment to safety all these years and express confidence in their ability to build a class-leading ERRV business with North Star.”

A summary of the terms of the Sale will be filed in a Form 8-K, and a copy of the SPA will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for its quarter ended September 30, 2019.

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SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (346) 980-1700 or InvestorRelations@seacormarine.com

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